certification

Joseph Barrato, Principal Executive Officer/ President , and Sam Singh, Principal Financial Officer/Treasurer of Arrow Investment Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the year ended January 31, 2018 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President             Principal Financial Officer/Treasurer

Arrow Investments Trust                              Arrow Investments Trust

/s/Joseph Barrato                                          /s/ Sam Singh

Joseph Barrato                                             Sam Singh

Date: 4/11/17                                                Date: 4/11/18

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Arrow Investments Trust and will be retained by Arrow Investments Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.